Exhibit 99.1

Condensed Consolidated Financial Statements of Covanta ARC Holdings, Inc. and Subsidiaries

Condensed Consolidated Financial Statements as of September 30, 2005 and December 31, 2004 and for the period January 1, 2005 through June 24, 2005, the period June 25, 2005 through September 30, 2005, the three months ended September 30, 2005 and 2004, and nine months ended September 30, 2004 (Unaudited):

Condensed Consolidated Balance Sheets as of September 30, 2005 (Unaudited) and December 31, 2004	2
Condensed Consolidated Statements of Operations for Three Months Ended September 30, 2005 and 2004 (Unaudited)	3
Condensed Consolidated Statements of Operations and Comprehensive Income for the period from June 25 through September 30, 2005, the period from January 1 through June 24, 2005 and the Nine Months Ended September 30, 2004 (Unaudited)	4
Condensed Consolidated Statements of Stockholders’ Equity for the period from January 1, 2004 to June 24, 2005 (Predecessor) and the period from June 24 to September 30, 2005 (Successor) (Unaudited)	5
Condensed Consolidated Statements of Cash Flows for the period from June 25 through September 30, 2005, the period from January 1 through June 24, 2005 and the Nine Months Ended September 30, 2004 (Unaudited)	6
Notes to the Condensed Consolidated Financial Statements (Unaudited)	7

Covanta ARC Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in Thousands)

	September 30,	December 31,
	2005	2004

		(Predecessor)
ASSETS
Current assets:
Cash and cash equivalents	$74,138	$88,945
Restricted cash and cash equivalents	68,949	73,103
Receivables, net of allowance of $2,044 and $1,491	74,803	72,027
Income tax receivable	12,933	4,338
Prepaid expenses and other current assets	14,191	12,846

Total current assets	245,014	251,259
Restricted cash and cash equivalents	88,179	90,971
Property, plant and equipment, net	1,879,580	1,174,896
Intangible assets, net	261,836	542,877
Goodwill	292,810	123,984
Other assets	12,382	17,088

Total assets	$2,779,801	$2,201,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,282	$6,684
Accounts payable — intercompany	984	—
Taxes payable	8,945	—
Current portion of intermediate long-term debt	25,121	20,000
Current portion of project debt	64,724	67,184
Accrued interest	18,002	22,115
Accrued expenses and other current liabilities	44,047	42,195

Total current liabilities	166,105	158,178
Long-term portion of intermediate debt	643,356	645,000
Long-term portion of project debt	682,137	738,829
Deferred income taxes	376,991	149,419
Other liabilities	161,930	224,649

Total liabilities	2,030,519	1,916,075

Commitments and contingencies (Note 13)
Minority interest in consolidated subsidiary	—	742

Stockholders’ equity:
Common stock, Class A, 263,987 of $0.001 par value authorized, issued and outstanding	1	1
Additional paid-in capital	747,216	300,306
Accumulated earnings (deficit)	2,065	(16,049)

Total stockholders’ equity	749,282	284,258

Total liabilities and stockholders’ equity	$2,779,801	$2,201,075

The accompanying notes are an integral part of these condensed consolidated financial statements.

Covanta ARC Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in Thousands)

	For the Three Months	For the Three Months
	Ended September 30, 2005	Ended September 30, 2004

		(Predecessor)
Revenues
Waste disposal and related services revenues	$81,719	$81,606
Electricity and steam sales	43,482	43,066

Total net revenues	125,201	124,672
Expenses
Plant operating expenses	47,028	47,329
Depreciation and amortization	26,802	29,457
Net interest expense on project debt	7,692	7,526
General and administrative	4,541	5,888
Gain on asset retirement	(494)	(218)

Total operating expenses	85,569	89,982
Operating income	39,632	34,690
Interest income	587	357
Interest expense	(12,847)	(14,900)
Minority interests in net income of subsidiary	(72)	(7,785)

Income before income taxes	27,300	12,362
Income tax (provision)	(11,498)	(6,606)

Income from continuing operations	15,802	5,756
Discontinued operations:
Income from discontinued operations, net of income tax expense of $0 and $1,091, respectively	—	1,134

Net income	$15,802	$6,890

The accompanying notes are an integral part of these condensed consolidated financial statements.

Covanta ARC Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
(Unaudited, in Thousands)

		For the Period
	For the Period	from
	from June 25	January 1	For the Nine
	through	through	Months Ended
	September 30, 2005	June 24, 2005	September 30, 2004

		(Predecessor)
Revenues
Waste disposal and related services revenues	$87,400	$148,792	$135,408
Electricity and steam sales	46,461	79,660	69,630

Total net revenues	133,861	228,452	205,038
Expenses
Plant operating expenses	49,797	103,617	80,891
Depreciation and amortization	28,737	57,032	47,957
Net interest expense on project debt	8,150	13,964	12,546
General and administrative	4,822	52,133	11,529
(Gain) loss on asset retirement	(494)	519	618

Total operating expenses	91,012	227,265	153,541
Operating income	42,849	1,187	51,497
Interest income	628	1,225	628
Interest expense	(13,767)	(26,368)	(33,868)
Equity in net earnings of unconsolidated subsidiaries	—	—	6,148
Minority interests in net income of subsidiary	(79)	(56)	(12,179)

Income (loss) before income taxes	29,631	(24,012)	12,226
Income tax (provision) benefit	(12,446)	6,033	(6,533)

Income (loss) from continuing operations	17,185	(17,979)	5,693
Discontinued operations:
Income from discontinued operations, net of income tax expense of $0, $0 and $5,374, respectively	—	—	5,589

Net income (loss)	17,185	(17,979)	11,282
Other comprehensive loss	—	—	(211)

Comprehensive income (loss)	$17,185	$(17,979)	$11,071

The accompanying notes are an integral part of these condensed consolidated financial statements.

Covanta ARC Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Stockholders’ Equity
(Unaudited, in Thousands)

	Common	Additional	Retained	Accumulated	Total
	Stock	Paid-In	Earnings	Comprehensive	Stockholders’
	Class A	Capital	(Deficit)	Income (Loss)	Equity

Balance at January 1, 2004	$1	$123,908	$994	$—	$124,903
Unrealized gain on investment from the consolidation of Covanta Ref-Fuel Holdings	—	—	—	211	211
Contribution of Senior Notes	—	40,000	—	—	40,000
Equity contributed in the August 31 Transactions	—	136,398	—	—	136,398
Comprehensive income	—	—	21,107	(211)	20,896
Dividends paid	—	—	(38,150)	—	(38,150)

Balance at December 31,2004	1	300,306	(16,049)	—	284,258
Net loss	—	—	(17,979)	—	(17,979)
Dividends paid	—	—	(35,000)	—	(35,000)
Capital contribution from members	—	39,631	—	—	39,631

Balance at June 24, 2005 (predecessor)	$1	$304,937	$(34,028)	$—	$270,910

Balance at June 24, 2005 (successor)	$1	$747,216	$—	$—	$747,217
Net income	—	—	17,185	—	17,185
Dividends paid	—	—	(15,120)	—	(15,120)

Balance at September 30, 2005	$1	747,216	$2,065	$—	$749,282

The accompanying notes are an integral part of these condensed consolidated financial statements.

Covanta ARC Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in Thousands)

		For the Period
		from
	For the Period from	January 1	For the Nine
	June 25 through	through	Months Ended
	September 30, 2005	June 24, 2005	September 30, 2004

		(Predecessor)
Cash flows from operating activities:
Net income (loss)	$17,185	$(17,979)	$11,282
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,737	57,032	47,957
Deferred income taxes	4,307	4,101	3,895
Revenue contract levelization	1,007	692	9,002
Interest on loss contracts	462	1,069	874
Amortization of debt premium	(3,231)	(5,854)	(4,671)
Amortization of lease	748	(1,593)	(275)
Amortization of deferred revenue	(7)	(74)	(16)
(Gain) loss on asset retirements	(494)	519	618
Earnings from equity investments	—	—	(6,148)
Distributions from equity investments	—	—	31,500
Minority interests in net income of subsidiaries	79	56	12,179
Changes in assets and liabilities:
Receivables	1,916	(4,211)	(6,467)
Prepaid expenses and other current assets	2,360	(2,400)	740
Other long-term assets	(3,060)	(2,943)	(38)
Accounts payable, and other current liabilities	7,341	(8,142)	1,157
Income taxes receivable	(820)	(7,775)	16,072
Accrued interest	(9,404)	5,292	(2,675)
Other accrued liabilities	(19)	2,667	(5,228)

Net cash provided by operating activities	47,107	20,457	109,758
Cash flows from investing activities:
Capital expenditures	(1,898)	(25,228)	(9,220)
Acquisition of Duke interest	(1,307)	—	—
Proceeds from sale of equipment	487	2,651	20
Acquisition of intangible	—	—	(335)
Cash from the consolidation of unconsolidated subsidiary	—	—	40,238
Proceeds from the sale of subsidiary	—	—	42,508
Acquisition, net of cash	—	—	7,678

Net cash (used in) provided by investing activities	(2,718)	(22,577)	80,889
Cash flows from financing activities:
Payments from (to) from restricted cash investments	6,766	179	(42,995)
Payments on long-term debt	(24,255)	(29,178)	(52,217)
Dividends paid	(15,120)	(35,000)	(24,695)
Dividends paid to minority interests	—	(100)	(1,420)
Capital contributions	—	39,632	—

Net cash used in financing activities	(32,609)	(24,467)	(121,327)
Net decrease in cash and cash equivalents	11,780	(26,587)	69,320

Cash and cash equivalents at beginning of period	62,358	88,945	17,537

Cash and cash equivalents at end of period	$74,138	$62,358	$86,857

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to Condensed Consolidated Financial Statements

1.	Organization and Basis of Presentation
      Covanta ARC Holdings, Inc. (“Holdings Inc.”), formerly known as American Ref-Fuel Holdings Corp., and subsidiaries (collectively, the “Company”) is engaged in the business of acquiring, developing, owning and managing waste and energy-related businesses in the United States. The Company has had investments in and/or manages waste-to-energy facilities, transfer stations, landfills, electric-generating facilities and steam cogeneration facilities.
      On December 12, 2003, Holdings Inc. completed a merger with MSW Merger, a Delaware limited liability company, pursuant to an agreement and plan of merger dated August 22, 2003 with Holdings Inc. becoming the surviving entity (the “MSW Transaction”). Prior to the MSW Transaction, the Company primarily derived its revenue from: (i) the sale of electrical energy and capacity, thermal energy and waste disposal services; (ii) earnings on equity investments; and (iii) providing operating and management services to various energy businesses for fixed and variable fees. Following the MSW Transaction, the Company sold several of its operating subsidiaries to a wholly-owned subsidiary of Delta Power Company, LLC (“Delta”) on December 15, 2003. As of December 31, 2003, the Company had a 50% equity ownership in Covanta Ref-Fuel Holdings LLC (“Covanta Ref-Fuel Holdings”), formerly known as Ref-Fuel Holdings LLC, through its ownership of MSW Energy Holdings II LLC (“MSW Energy Holdings II”), and 100% ownership of UAE Mecklenburg Cogeneration LP, a coal-fired facility in Clarksville, VA (the “Mecklenburg Facility”). The Company sold the Mecklenburg Facility on August 18, 2004 (see Note 5). As a result of these transactions, the Company’s primary business is the ownership, operation and development of waste-to-energy facilities.
      As a result of a series of transactions known as the Equalization Transactions, which were consummated on April 30, 2004, affiliates of Credit Suisse First Boston Private Equity, Inc. (“CSFB Private Equity”) and AIG Global Investment Corp. (“AIGGIC”) beneficially owned 60% and 40%, respectively, of the equity interests in the Company. Also in the Equalization Transactions, Holdings Inc. was named managing member of MSW Energy Holdings LLC (“MSW Energy Holdings”) and purchased a 0.01% ownership.
      The Equalization Transactions also resulted in Holdings Inc. assuming full control of the management and operations of Covanta Ref-Fuel Holdings through its interests in MSW Energy Holdings II and MSW Energy Holdings. As a result of the Equalization Transactions, the Company had effective control of Covanta Ref-Fuel Holdings, and therefore consolidated its results of operations and cash flows for the period from May 1, 2004.
      On August 31, 2004, the Company and several private equity funds (the “DLJMB Funds”), each of which is managed by entities affiliated with CSFB Private Equity, and several investment funds (the “Highstar Funds”) managed by AIGGIC effected a series of transactions that resulted in Holdings Inc. becoming the indirect parent of MSW Energy Holdings (the “August 31 Transactions”).
      Effective June 24, 2005, Covanta Holding Corporation (“CHC”), a Delaware corporation, acquired all of the issued and outstanding shares of capital stock of Holdings Inc. (the “Acquisition”). The Acquisition was made pursuant to the terms of a Stock Purchase Agreement, dated as of January 31, 2005 among CHC. and its owners (the “Purchase Agreement”). As a result of the Acquisition, CHC, through a wholly-owned subsidiary, owns 100% of the voting securities of Holdings Inc.
      CHC paid $747 million in cash for transaction costs and for the shares of Holdings Inc. and assumed the consolidated net debt of Holdings Inc., which was approximately $1.3 billion as of June 24, 2005. Upon consummation of the Acquisition, a change in ownership occurred, and in accordance with Emerging Issues Task Force (“EITF”) Topic D-97, “Push-Down Accounting,” the Company’s financial statements reflect the effects of its change in ownership and the new owner’s basis in the net assets and liabilities acquired. As a result, the statements of operations and the statements of cash flows for the period from January 1, 2005 through June 24, 2005 reflect the results of the Company prior to purchase accounting adjustments and the statement of operations and statement of cash flows for the period from June 25 to September 30, 2005, reflect

Notes to Condensed Consolidated Financial Statements — (Continued)
the impact of preliminary purchase accounting adjustments (labeled “predecessor”) arising from the Acquisition. See Note 3 for further information.
      On September 30, 2005, the Company acquired the remaining 0.2% ownership of Covanta Ref-Fuel Holdings, from Duke Energy Corporation (“Duke”), and as such, holds 100% interest in Covanta Ref-Fuel Holdings as of September 30, 2005.
      The Company indirectly owns Covanta ARC LLC (“Covanta ARC”), formerly known as American Ref-Fuel Company LLC, a wholly-owned subsidiary of Covanta Ref-Fuel Holdings, who owns partnerships that develop, own and operate waste-to-energy facilities, which combust municipal solid waste and produce energy in the form of electricity and steam. Through such partnerships, Covanta Ref-Fuel Holdings owns or controls six waste-to-energy facilities located in the northeastern United States (the “ARC operating facilities”). The ARC operating facilities derive revenue principally from disposal or tipping fees received for accepting waste and from the sale of electricity and steam produced by those facilities. ARC subsidiaries include: (a) Covanta ARC Company, formerly American Ref-Fuel Company (“Ref-Fuel Management”); (b) TransRiver Marketing Company, L.P. (“TransRiver”); (c) Covanta Hempstead Company, formerly American Ref-Fuel Company of Hempstead (“Hempstead”); (d) Covanta Essex Company, formerly American Ref-Fuel Company of Essex County (“Essex”); (e) Covanta Southeastern Connecticut Company, formerly American Ref-Fuel Company of Southeastern Connecticut (“Seconn”); (f) Covanta Niagara, L.P., formerly American Ref-Fuel Company of Niagara, L.P. (“Niagara”); (g) Covanta Company of Semass, L.P., formerly American Ref-Fuel Company of Semass, L.P. (“Ref-Fuel Semass”); (h) Covanta of Semass, L.P., formerly American Ref-Fuel Operations of Semass, L.P. (“Semass Operator”); and (i) Covanta Delaware Valley, L.P., formerly American Ref-Fuel Company of Delaware Valley, L.P. (“Delaware Valley”) (collectively referred to as the “American Ref-Fuel Partnerships”).
      The accompanying condensed consolidated financial statements are unaudited. In the opinion of management, such statements include all adjustments, including normal recurring accruals and adjustments, necessary for a fair presentation of the results for the period presented. The accounting policies followed during interim periods reported are in conformity with accounting principles generally accepted in the United States of America; however, certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual financial statements for the year ended December 31, 2004 included on the Form 8-Ks of each of MSW Energy Holdings and MSW Energy Holdings II filed on March 31, 2005 with the Securities and Exchange Commission. The Company believes that the disclosures included are adequate and provide sufficient information. The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for a full year.

2.	Summary of Significant Accounting Policies

Principles of consolidation
      The accompanying consolidated financial statements include the accounts of Holdings Inc., its wholly-owned subsidiaries including MSW Energy Holdings, MSW Energy Holdings II, and Covanta Ref-Fuel Holdings. Prior to the Equalization Transactions, the Company’s investment in Covanta Ref-Fuel Holdings was accounted for using the equity method of accounting. As a result of the Equalization Transactions and the associated acquisition of MSW Energy Holdings, the Company has effective control of Covanta Ref-Fuel Holdings and MSW Energy Holdings and as of April 30, 2004, consolidated their results of operations, cash flows, and balance sheets. All significant intercompany transactions and balances have been eliminated in consolidation. The minority interests shown relate to Duke’s 0.2% interest in Covanta Ref-Fuel Holdings, which was acquired on September 30, 2005.

Notes to Condensed Consolidated Financial Statements — (Continued)

Reclassifications
      Certain reclassifications have been made to the prior periods to conform to the current periods’ presentation as described in Note 4.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect (a) the reported amounts of assets and liabilities at the date of the financial statements; (b) the disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant estimates include the estimated lives of long-lived assets, allowances for doubtful accounts receivable, estimated useful lives and fair value adjustments of net tangible and intangible assets, liabilities for self-insurance and certain landfill liabilities. Such estimates may be subsequently revised as necessary when additional information becomes available. Actual results could differ from those estimates.

Equity method investment
      Investments are accounted for using the equity method of accounting if the investment gives the Company the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee’s board of directors, are considered in determining whether the equity method of accounting is appropriate.
      The Company’s investment in Covanta Ref-Fuel Holdings was accounted for using the equity method of accounting prior to the Equalization Transactions. As a result, the accompanying consolidated results of operations include the Company’s share of net earnings in “Equity in net earnings of unconsolidated subsidiaries” for the period up to April 30, 2004.

Income Taxes
      The Company accounts for income taxes under the asset and liability method. The provision for income taxes includes deferred income taxes resulting from items reported in different periods for income tax and financial statement purposes. Deferred income tax assets and liabilities represent the expected future tax consequences of the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effects of changes in tax rates on deferred income tax assets and liabilities are recognized in the period that includes the enactment date. A valuation allowance is provided when necessary to reduce deferred tax assets to amounts expected to be realized.
      Quarterly income taxes are calculated in accordance with the interim financial reporting requirements as set forth in Accounting Principles Board Opinion No. 28. Such Opinion considers interim quarterly periods as an integral part of the annual period, with interim quarterly tax periods reflecting the estimated annual effective tax rate.

Revenue Recognition
      The Company recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received, and revenue from energy production is recognized as the energy is delivered.

Stock-Based Compensation
      The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (“FAS”) No. 123, Accounting for Stock-Based Compensation, (“FAS 123”) as amended by

Notes to Condensed Consolidated Financial Statements — (Continued)
FAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FAS No. 123, concerning certain transition and disclosure provisions, but applies the intrinsic value recognition provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based compensation plans of the Company.
      On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 123(R), “Share-Based Payment” (“FAS 123(R)”). FAS 123(R) revises FAS 123 and requires companies to expense the fair value of employee stock options and other forms of stock-based compensation. This requirement represents a change from the current practice. On April 14, 2005, the SEC announced that FAS 123(R) is now effective for public companies for annual, rather than interim, periods that begin after June 15, 2005. As a result of the termination of Holdings Inc.’s stock plan, there will be no impact upon the adoption of SFAS 123(R) on the company (see Note 14).

Treatment of Pass Through Costs
      Pass through costs are costs for which the Company receives a direct contractually committed reimbursement from the municipality. These costs generally include utility charges, insurance premiums, ash residue transportation and disposal, and certain chemical costs. These costs are recorded net of the reimbursements from the municipalities in the Company’s consolidated financial statements. Total pass through expenses for the periods from January 1, 2005 through June 24, 2005; June 25, 2005 through September 30, 2005; July 1, 2005 through September 30, 2005; January 1, 2004 through September 30, 2004; July 1, 2004 through September 30, 2004, were $2.8 million, $1.7 million, $1.6 million, $2.5 million, and $1.6 million, respectively.

Risks and Uncertainties
      The Company’s operations involve a number of significant risks and uncertainties. Factors that could affect the Company’s future operating results and cause actual results to vary materially from expectations and adversely affect the Company’s financial condition and prevent it from fulfilling its obligations include, but are not limited to, the Company’s dependency on the operations of the Covanta ARC operating companies and the Company’s substantial indebtedness.

3.	Business Combinations
      The Company’s assets have been valued by independent appraisers in order to assist management in the determination of the purchase price allocations relating to the fair market value of the assets and liabilities acquired in the Acquisition.
      In recording the Acquisition and in accordance with EITF Topic D-97, “Push-Down Accounting,” the Company recorded incremental fair value of $476.3 million as an addition to members’ equity and applied the respective fair value of the acquisitions in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (“SFAS No. 141”). The assets acquired and liabilities assumed were recorded at estimated fair values as determined by the Company’s management, using a preliminary valuation prepared by the independent appraisers.

Notes to Condensed Consolidated Financial Statements — (Continued)
      The purchase price was allocated as follows, as of (unaudited, in thousands of dollars):

	June 24, 2005	September 30, 2005

Fair value of assets acquired
Current assets	$233,885	$233,885
Property, plant and equipment	1,901,786	1,901,786
Intangible assets (excluding goodwill)	269,436	269,436
Other assets	111,458	108,869
Goodwill	298,089	292,810

Total Assets Acquired	$2,814,654	$2,806,786
Fair value of liabilities assumed
Current liabilities	156,610	156,610
Long-term Intermediate debt	655,270	655,270
Long-term Project debt	718,805	706,732
Deferred income taxes	368,907	372,684
Other liabilities	164,787	165,215

Total Liabilities Assumed	2,064,379	2,056,511
Minority interest acquired	3,058	3,058

Net assets acquired	$747,217	$747,217

      As a result of the Acquisition, the Company recorded a liability relating to the closure of its headquarters of approximately $2.1 million and liabilities for severance and other compensation in the amount of $9.2 million, approximately $0.7 million have been paid relating to these liabilities as of September 30, 2005. As of September 30, 2005, goodwill was $292.8 million which reflected adjustments to the carrying value of project debt by $12.1 million, a fair value adjustment related to a service agreement of $2.5 million, a deferred tax adjustment of $3.8 million and various other liability adjustments of $0.5 million, which also impacted minority interest, as part of management’s ongoing purchase accounting true-up.

4.	Reclassifications of Prior Periods
      In order to conform to CHC’s statements of operations presentation, the following reclassifications were made to the statements of operations. These reclassifications consisted of the following:

•	The amortization of above and below market contracts were reclassified from waste disposal and related service revenues (in the amount of $1.7 million and $4.0 million for the three and nine months ended September 30, 2004, respectively) and electricity and steam sales (in the amount of $14.4 million and $24.0 million for the three and nine months ended September 30, 2004, respectively) into depreciation and amortization expense.

•	Other revenues, which primarily consisted of sales of scrap metals, were reclassified from other revenues into waste and service revenues (in the amount of $3.9 million and $6.0 million for the three and nine months ended September 30, 2004, respectively).

•	Interest expense on project debt and interest income on funds restricted for the payment of project debt were reclassified as part of operating income (in the amount of $7.5 million and $12.5 million for the three and nine months ended September 30, 2004, respectively).

•	Certain costs associated with operating facilities and TransRiver were reclassified from general and administrative expenses into plant operating expenses (in the amount of $3.8 million and $7.2 million for the three and nine months ended September 30, 2004, respectively).

Notes to Condensed Consolidated Financial Statements — (Continued)

•	Reimbursements from certain municipal clients for operating expenses were reclassified from revenues to reductions of operating expenses (in the amount of $1.6 million and $2.5 million for the three and nine months ended September 30, 2004, respectively).

•	Reductions of revenues shared with certain municipal customers for energy produced were reclassified from waste and service revenues to energy revenues (in the amount of $7.7 million and $13.1 million for the three and nine months ended September 30, 2004, respectively).

•	Other minor miscellaneous reclassifications were also made.

5.	Discontinued Operations
      Mecklenburg Transaction. The Company entered into an agreement to sell the Mecklenburg Facility to Virginia Electric and Power Company (“Virginia Power”). On August 18, 2004, the Company consummated the sale of the Mecklenburg Facility to Virginia Power. The cash received as a result of the sale was $42.5 million (with cash on the balance sheet as of the date of sale of $14.5 million). No gain or loss resulted from this sale.

Summarized results of operations:
      Operating results of discontinued operations for the three months and nine months ended September 30, 2004, related to the Mecklenburg Facility is as follows (unaudited, in thousands):

		Nine Months
	Three Months Ended	Ended
	September 30, 2004	September 30, 2004

Revenue	$7,467	$34,554

Income before income taxes	$2,225	$10,963
Income tax expense	(1,091)	(5,374)

Income from discontinued operations	$1,134	$5,589

6.	Equity Investments
      Summarized statement of operations information for Covanta Ref-Fuel Holdings is as follows (unaudited, in thousands):

For the Four
Months Ended
April 30, 2004

Revenues	$156,623
Operating income	18,000
Net earnings	12,753
Company’s equity in net earnings	6,148

Notes to Condensed Consolidated Financial Statements — (Continued)

Pro Forma Information
      The following results represent the unaudited pro forma results as if the Acquisition, the Equalization Transactions and the August 31 Transactions had occurred on January 1, 2004. These results are presented for informational purposes only, and are not necessarily indicative of the actual results that would have resulted had the Acquisition, the Equalization Transactions and the August 31 Transactions actually occurred on January 1, 2004 (unaudited, in thousands):

	Pro Forma	Pro Forma
	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30, 2005	September 30, 2004

Revenues
Waste disposal and related services revenues	$236,192	$238,574
Electricity and steam sales	126,121	123,085

Total operating revenues	362,313	361,659
Expenses
Plant operating expenses	156,551	165,194
Depreciation and amortization	80,389	80,808
Net interest expense on project debt	23,587	26,945
General and administrative	15,765	13,972
Loss on asset retirements	25	960

Operating income	$85,996	$73,780

7.     Property, Plant and Equipment
      A summary of property, plant and equipment is as follows (unaudited, in thousands):

	Useful Life	September 30, 2005	December 31, 2004

			(Predecessor)
Plant and equipment	2-50 years	$1,873,996	$1,206,558
Land		3,813	3,813
Leasehold improvements	Up to 17 years	5,575	5,575
Landfill	13 years	17,831	17,768
Construction in progress		2,268	6,244

Total property, plant and equipment		1,903,483	1,239,958
Accumulated depreciation		(23,903)	(65,062)

Property, plant and equipment, net		$1,879,580	$1,174,896

Notes to Condensed Consolidated Financial Statements — (Continued)

8.	Intangible Assets
      A summary of intangible assets is as follows (unaudited, in thousands):

		September 30,
	Useful Life	2005	December 31, 2004

			(Predecessor)
Waste, electricity and steam contracts	3-11 years	$194,562	$548,725
Financing costs	6 years	—	17,652
Lease asset	24 years	71,845	—
Emissions credits	Indefinite	—	43,377
Other intangibles	Indefinite	3,029	3,579

		269,436	613,333
Accumulated amortization		(7,600)	(70,456)

Intangible assets, net		$261,836	$542,877

      The following table represents the amount of estimated expense associated with the intangible assets expected to be included in the statement of operations for each of the years indicated (unaudited, in thousands):

	Waste,	Lease
	Electricity and	Asset
	Steam Contracts	Contract	Totals

Estimated 2005 (after September 30, 2005)	$7,026	$748	$7,774
2006	26,979	2,994	29,973
2007	26,979	2,994	29,973
2008	26,969	2,994	29,963
2009	23,423	2,994	26,417
Thereafter	76,372	58,335	134,707

Total	$187,748	$71,059	$258,807

Goodwill
      In connection with the Acquisition, approximately $292.8 million of goodwill was recorded, which represents the total consideration paid in excess of the fair value of net tangible and intangible assets acquired in accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangibles” (“SFAS No. 142”).

9.	Accrued Expenses and Other Current Liabilities
      Accounts expenses and other current liabilities consist of the following (unaudited, in thousands):

	September 30, 2005	December 31, 2004

		(Predecessor)
Accrued expenses	$21,821	$19,249
Compensation liabilities	11,637	11,237
Incentive plan accruals	1,688	3,569
Short-term Duke liability	2,500	2,500
Other	6,401	5,640

Total	$44,047	$42,195

Notes to Condensed Consolidated Financial Statements — (Continued)

10.	Debt
      The following is a summary of long-term debt by obligor (unaudited, in thousands):

		Final	September 30,	December 31,
	Interest Rate	Maturity	2005	2004

				(Predecessor)
Company and Intermediate Debt
MSW Energy Holdings Senior Note	8.50%	2010	$195,785	$200,000
MSW Energy Holdings II Senior Note	7.38%	2010	224,100	225,000
Senior Notes	6.26%	2015	234,000	240,000

			653,885	665,000
Project Debt
Niagara Series 2001A	5.45%-5.625%	2015	165,010	165,010
Seconn Corporate Credit Bonds	5.50%-6.45%	2022	43,500	43,500
Hempstead Corporate Credit Bonds	5.00%	2010	42,670	42,670
Hempstead project debt	4.625%-5.00%	2009	114,543	114,543
Essex project debt	5.248%-7.375%	2020	83,422	96,496
Seconn project debt	5.125%-5.50%	2015	50,602	50,602
Semass Series 2001A	5.50%-5.625%	2016	134,345	134,345
Semass Series 2001B	5.25%-5.50%	2010	75,250	104,385
Other obligations			215	273

Subtotal of Project debt			709,557	751,824

Total debt at par value			1,363,442	1,416,824
Unamortized debt premium, net			51,896	54,189
Current portion			(89,845)	(87,184)

Total long-term debt obligations			$1,325,493	$1,383,829

      As a result of the Acquisition, a Change of Control (as defined in the Indenture entered in connection with the issuance of the Senior Notes) occurred. The Indenture provides that, upon the occurrence of a Change of Control, MSW Energy Holdings LLC and MSW Energy Holdings II LLC shall make an offer (a “Change of Control Offer”) to each registered holder of the 8.50% Series B Senior Secured Notes due 2010 and the 7.375% Series B Senior Secured Notes due 2010 to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder of the Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest on these Senior Notes repurchased, if any, to (but not including) the payment date (the Purchase Price).
      Accordingly, on June 24, 2005, MSW Energy Holding LLC and MSW Energy Holdings II LLC made a Change of Control Offer, pursuant to which MSW Energy Holding LLC and MSW Energy Holdings II LLC offered to repurchase, for cash, all or any part of each Holder’s Senior Notes at the Purchase Price, subject to the terms and conditions set forth in a Change of Control Notice and Offer to Purchase, and the accompanying Letter of Transmittal (the “Offer Documents”).
      As a result of the Change of Control Offer issued by MSW Energy Holdings LLC and MSW Energy Holdings II LLC on June 24, 2005, holders of approximately $4.2 million of the MSW Energy Holdings LLC’s 8.50% Series B Senior Notes tendered their notes for repurchase and holders of approximately $0.9 million of the MSW Energy Holdings II LLC’s 7.375% Series B Senior Notes tendered their notes for repurchase. All such notes were repurchased on July 26, 2005.

Notes to Condensed Consolidated Financial Statements — (Continued)

11.	Other liabilities
      Other liabilities consist of the following (unaudited, in thousands):

	Amortization	September 30,	December 31,
	Period	2005	2004

			(Predecessor)
Waste contracts acquired	9-17 years	$118,881	$116,635
Operating lease acquired	14 years	—	42,092
Duke liability	16 years	25,074	22,622
Energy contract levelization	12 years	1,007	24,123
Landfill liabilities	13 years	11,596	10,699
Deferred revenue	8-20 years	31	5,113
Other		5,341	3,363

		$161,930	$224,649

12.	Income Taxes
      The components of the provision for income taxes consist of the following (unaudited, in thousands):

	For the Period from	For the Period from
	June 25,	January 1,	For the Nine
	through	through	Months Ended
	September 30, 2005	June 24, 2005	September 30, 2004

			(Predecessor)
Current provision	$(8,139)	$10,134	$395
Deferred provision	(4,307)	(4,101)	(6,928)

Total consolidated income tax (provision)/benefit	$(12,446)	$6,033	$(6,533)

      The Company has federal net operating loss carryforwards of approximately $1.3 million at of December 31, 2004, which expire between 2021 and 2024 and state net operating loss carryforwards of approximately $22.7 million, which have various expiration dates. The Company had federal capital loss carryforwards of approximately $22.4 million in at December 31, 2004 related to the disposal of certain subsidiaries, which have been offset by a valuation allowance. Such capital losses can only be offset by future capital gains. The capital loss carryforwards expire beginning in the year 2008.

13.	Commitments and Contingencies
      The Company is party to a number of claims, lawsuits and pending actions, most of which are routine and all of which are incidental to its business. The Company’s management assesses the likelihood of potential losses on an ongoing basis and when losses are considered probable and reasonably estimable, records as a loss an estimate of the ultimate outcome. If the Company can only estimate the range of a possible loss, an amount representing the low end of the range of possible outcomes is recorded. The final consequences of these proceedings are not presently determinable with certainty.

Environmental
      The Company’s operations are subject to environmental regulatory laws and environmental remediation laws. Although the Company’s operations are occasionally subject to proceedings and orders pertaining to emissions into the environment and other environmental violations, which may result in fines, penalties, damages or other sanctions, the Company believes that it is in substantial compliance with existing environmental laws and regulations.

Notes to Condensed Consolidated Financial Statements — (Continued)
      The Company may be identified, along with other entities, as being among potentially responsible parties (“PRPs”) for contribution to costs associated with the correction and remediation of environmental conditions at disposal sites subject to CERCLA and/or analogous state laws. In certain instances, the Company may be exposed to joint and several liabilities for remedial action or damages. The Company’s ultimate liability in connection with such environmental claims will depend on many factors, including its volumetric share of waste, the total cost of remediation, and the financial viability of other companies that also sent waste to a given site and, in the case of divested operations, its contractual arrangement with the purchaser of such operations.
      Lower Passaic River Study. By letters dated August 13, 2004 and May 3, 2005, USEPA notified Essex that it was potentially liable under CERCLA Section 107(a) for response actions in the Lower Passaic River Study Area (“LPRSA”), a 17 mile stretch of river in northern New Jersey. Essex is one of at least 52 PRPs named thus far. USEPA alleged that hazardous substances found in the LPRSA were being released from the Essex site, which abuts the river. USEPA’s notice letters stated that Essex may be liable for costs related to a proposed $10 million study of the Lower Passaic River, for certain past costs incurred by USEPA totaling approximately $2.8 million, and for unspecified natural resource damages. Considering the history of industrial and other discharges into the LPRSA from other sources, including named PRPs, Essex believes any releases from its site to be de minimus; however, it is not possible at this time to predict that outcome with certainty or to estimate Essex’s ultimate liability in the matter, including for natural resource damage. Given the uncertainty, Essex has entered an arrangement with USEPA and the cooperating PRP group to settle the potential liability Essex might have for the $2.8 million in past costs incurred by USEPA and for the $10 million cost of the study, by contributing $250,000 to the cost of the study and by agreeing to share in certain past and ongoing legal fees and other costs of the cooperating PRP group.
      CMW Landfill. Semass Partnership, a 90% owned subsidiary of Ref-Fuel Semass, has a waste management agreement (the “WMA”) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (“CMW”). The WMA allows Semass Partnership to utilize a portion of a landfill (the “CMW Landfill”), which CMW leases from Wankinco River, Inc. (“Wankinco”).
      In March 1990, the Semass Partnership, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the “Settlement Agreement”), which requires, among other things, the Semass Partnership to make annual deposits into an environmental protection trust fund (the “Fund”) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. The Semass Partnership is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to the availability of cash in accordance with the Loan Agreement. The Semass Partnership’s obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million unless the fund limit is increased by agreement of the parties, or absent such agreement, by arbitration, wherein it is determined the fund limit needs to be increased to adequately protect against environmental damage. Wankinco, by letter dated March 29, 2005 and pursuant to its rights under the Settlement Agreement, has requested a re-evaluation of the Fund limit and an increase of such limit to $29.7 million. The Company believes that the $20.0 million fund limit is adequate for its intended purpose. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of environmental damage. The Semass Partnership and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the first nine months of 2005 and the year ended December 31, 2004, the Semass Partnership made the required quarterly deposits into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in future years if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages. As of September 30, 2005 and December 31, 2004, the balance in the Fund was approximately $15.6 million and $14.0 million, respectively, and was included in

Notes to Condensed Consolidated Financial Statements — (Continued)
restricted cash and long-term investments. A corresponding liability, representing approximately one-half of the deposits and related earnings in the Fund, was included in other long-term liabilities.

14.	Stock Option Plans
      On August 11, 2004, the Board of Directors of Holdings Inc. adopted the 2004 Stock Option Plan (the “SOP”), effective January 1, 2004, as further modified on September 16, 2004. The SOP was designed to link the interests of officers of Holdings Inc. (who were also the senior management of Covanta Ref-Fuel Holdings) to the interests of Holdings Inc. shareholders through the granting of options to purchase stock of Holdings Inc. Holdings Inc. is a privately held company. During 2004, Holdings Inc. granted 13,199 options to the executive officers of Covanta Ref-Fuel Holdings under the SOP. Options awarded under the SOP vest over a period of four years and expire ten years from the date of grant. Such ten-year period is automatically extended under certain circumstances.
      On January 31, 2005, in conjunction with the Acquisition, the Board of Directors of Holdings Inc. and optionees under the SOP adopted an Option Modification Agreement (“OMA”). Under the terms of the OMA, immediately prior to the Acquisition, the SOP plan was terminated, and on June 24, 2005, a cash payment representing all outstanding options granted or ungranted, but authorized under the terms of the SOP, together with certain amounts due and anticipated under other long term compensation plans was made in the amount of $30.2 million and was recorded as compensation expense prior to the Acquisition.
      The Company has applied the recognition provisions of Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. No compensation cost had been recognized for the stock option plan prior to its termination.